UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

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☒	Soliciting Material Pursuant to § 240.14a-12

Urovant Sciences Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following electronic mail was sent by the Registrant’s Principal Executive Officer to employees of the Registrant on November 12, 2020:

Dear Urovant colleagues,

Today we announced that a special independent committee of Urovant’s board of directors has accepted an offer by Sumitovant to acquire all outstanding shares of Urovant for $16.25. As a result, Urovant has entered into an agreement with Sumitovant through which, subject to the satisfaction or waiver of the conditions in the agreement, Urovant will become a private company as a wholly owned subsidiary of Sumitovant. The transaction is expected to close during Q1 2021, subject to approval by a majority of the minority (non-Sumitovant) shareholders and certain other conditions.

What will change: Subject to the satisfaction or waiver of the conditions in the agreement, Urovant will become a private company, and our shares will no longer trade publicly. I believe this change will put our company in an even stronger position to bring vibegron to the market. Sumitovant’s investment represents the immense confidence they have in Urovant’s future success and sets us up for becoming a world- leading urology company.

What will not change: Urovant will remain a U.S. company based in Irvine, CA. Our current leadership team will remain in place, and we do not expect the deal to have any significant staffing impact. In fact, as before we plan to add a sales force and many critical new members to our team in preparation for the vibegron launch. As of today, we don’t foresee any changes in those plans.

Our mission and our values endure. Urovant remains an innovative biopharmaceutical company focused on developing and commercializing novel therapies for urologic conditions. Together, we are building a strong and growing company – one that is committed to diversity; one that is open to new ideas and perspectives; and one that brings out the best in people so together we can make life better for our patients, our organization and our communities.

Please join the Executive Leadership Team and me at a town hall meeting at 4.00pm today for a discussion about today’s announcement. I want you to feel free to ask questions – nothing is off the table.

Our focus remains clear. Launching a new medicine is a precious opportunity for all of us, so this is what I am asking of you: Let us remain determined and committed to our important work to bring vibegron to patients. So please keep working to win. The FDA action date is approaching, and we need to be ready to execute a flawless launch. I have confidence that our extraordinary team can achieve sustained growth and deliver on our promises to patients, providers and payers.

We believe that Urovant will be defined by the success of this launch and our ability to advance our development pipeline. Our success will reflect the best of who we are, what we expect of ourselves, and what we are capable of accomplishing. I hope you agree that our future is bright indeed.

Best regards,

Jim

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Urovant and Sumitovant. Urovant intends to file with the Securities and Exchange Commission (“SEC”) relevant materials, including a proxy statement on Schedule 14A in connection with the proposed transaction with Sumitovant, and Urovant and certain other persons, including Sumitovant, intend to file a Schedule 13E-3 transaction statement with the SEC. The definitive proxy statement and Schedule 13E-3 transaction statement will be sent or given to the shareholders of Urovant and will contain important information about the proposed transaction and related matters. Urovant’s SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, Schedule 13E-3 and other relevant materials (when they become available), and any other documents filed by Urovant with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, securityholders of Urovant will be able to obtain free copies of the proxy statement and Schedule 13E-3 through the Investor Relations page of Urovant’s website, www.urovant.com, or by contacting Urovant’s Investor Relations Department by mail at Attention: Investor Relations, 5281 California Ave, Suite #100, Irvine, CA 92617, or by telephone at (949) 769-2706.

Participants in the Solicitation

Urovant, its directors, executive officers and other members of management and certain other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Urovant’s directors and executive officers is included in Urovant’s Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 19, 2020, and the proxy statement for Urovant’s annual meeting of shareholders for 2020, filed with the SEC on July 27, 2020. Additional information regarding these persons and their interests in the merger will be included in the proxy statement and Schedule 13E-3 relating to the proposed merger when they are filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Safe Harbor for Forward-looking Statements

This communication contains forward-looking statements, including statements regarding expectations about the proposed transaction involving Urovant and Sumitovant and statements regarding Urovant’s expectations for the commercialization of vibegron for the treatment of overactive bladder and plans and strategies for the clinical development of vibegron and other treatments for urologic diseases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance.

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that the merger transaction does not close, due to the failure of one or more conditions to closing or otherwise; the risk that required Urovant shareholder approvals of the merger transaction will not be obtained or that such approvals will be delayed or conditioned beyond current expectations; risks related to the disruption of management time from ongoing business operations due to the proposed transaction and possible difficulties in maintaining customer, supplier, key personnel and other strategic relationships; and the possibility of unexpected costs, liabilities or litigation related to the proposed transaction. Additional risks and uncertainties related to Urovant and its business include, but are not limited to, Urovant’s dependence on the success of its lead product candidate, vibegron, including uncertainties regarding FDA approval; the failure to achieve the market acceptance necessary for commercial success for vibegron or any other product candidate; the success and cost of Urovant’s efforts to commercialize vibegron; the impact on Urovant’s business, financial results, results of operations and ongoing clinical trials from the effects of the COVID-19 pandemic; risks related to clinical trials, including uncertainties relating to the success of Urovant’s clinical trials for vibegron and URO-902 and any future therapy or product candidates; uncertainties surrounding the regulatory landscape that governs gene therapy products; Urovant’s dependence on Merck Sharp & Dohme Corp. and Ion Channel Innovations, LLC to have accurately reported results and collected and interpreted data related to vibegron and URO-902 prior to Urovant’s acquisition of the rights related to these product candidates; reliance on a single supplier for the enzyme used to manufacture vibegron; the ability to obtain, maintain, and enforce intellectual property protection for Urovant’s technology and products; risks related to significant competition from other biotechnology and pharmaceutical companies; Urovant’s ability to realize the anticipated benefits of the co-promotion agreement with Sunovion in the manner or timeline expected; and other risks and uncertainties listed in Urovant’s filings with the SEC, including under the heading “Risk Factors” in Urovant’s most recently filed Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. These forward-looking statements are based on information available to Urovant as of the date of this communication and speak only as of the date of this communication. Urovant disclaims any obligation to update these forward-looking statements, except as may be required.